Exhibit 5.1

April 1, 2016

Ferrellgas, L.P.

Ferrellgas Finance Corp.

Guarantors

7500 College Boulevard, Suite 1000

Overland Park, Kansas 66210

Re:                             Ferrellgas, L.P.

Ferrellgas Finance Corp.

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Ferrellgas, L.P., a Delaware limited partnership (the “Partnership”), and Ferrellgas Finance Corp., a Delaware corporation (“Finance Corp” and, together with the Partnership, the “Issuers”), in connection with the preparation and filing by the Issuers with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”).  The Registration Statement relates to (i) up to $500,000,000 aggregate principal amount of 6.75% Senior Notes due 2023 (the “Exchange Securities”) of the Issuers to be issued under an Indenture, dated as of June 8, 2015, as supplemented by that certain First Supplemental Indenture, dated June 24, 2015, and that certain Second Supplemental Indenture, dated as of February 12, 2016 (as so supplemented, the “Indenture”), among the Partnership, Finance Corp, the guarantors named therein as specified on Schedule I hereto (the “Guarantors”) and U.S. Bank National Association, as Trustee, pursuant to an exchange offer (the “Exchange Offer”) by the Issuers described in the Registration Statement in exchange for a like principal amount of the issued and outstanding 6.75% Senior Notes due 2023 (the “Original Securities”) previously issued upon original issue on June 8, 2015 under the Indenture and (ii) the guarantees by the Guarantors (the “Guarantees”) of the Exchange Securities pursuant to the Indenture.  For purposes of this opinion letter, the term “Specified Guarantors” means the Guarantors other than (i) Bridger Logistics, LLC, (ii) Bridger Transportation, LLC, (iii) Bridger Leasing, LLC, (iv) Bridger Storage, LLC and (v) Bridger Rail Shipping, LLC. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of such corporate or other entity records of the Issuers and the Specified Guarantors and other certificates and documents of officials of the Issuers and the Specified Guarantors, public officials and others as we have deemed appropriate for purposes of this letter.  We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies, that the Exchange Securities will conform to the specimen thereof we have reviewed and that the Exchange Securities will be duly authenticated in accordance with the terms of the Indenture.  We have also assumed the existence and entity power to execute and deliver the Indenture of, and the due authorization, execution and delivery of the Indenture by, each of the parties thereto other than the Issuers and the Specified Guarantors, due authentication of the Original Securities by the Trustee and that the Indenture is a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms.  As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Issuers and the Specified Guarantors, all of which we assume to be true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that when the Registration Statement has become effective under the Act and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the Exchange Securities have been duly executed by the Issuers, duly authenticated by the Trustee in accordance with the terms of the Indenture, and issued and delivered by or on behalf of the Issuers in accordance with the terms of the Indenture against receipt of Original Securities surrendered in exchange therefor in accordance with the terms of the Exchange Offer, (i) the Exchange Securities will be valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, and (ii) the Guarantees of the Guarantors will be valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.                                    We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the Business Organizations Code of the State of Texas, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act (collectively, the “Included Laws”).  As used herein, (i) the term “Business Organizations Code of the State of Texas” includes the statutory provisions contained therein and all applicable provisions of the Texas Constitution and reported judicial decisions interpreting those laws; and (ii) the terms “General Corporation Law of the State of Delaware” and “Delaware Limited Liability Company Act” and the “Delaware Revised Uniform Limited Partnership Act” include the statutory provisions contained therein and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

B.                                    The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.

C.                                    This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein.  We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Issuers or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.”  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN GUMP STRAUSS HAUER & FELD, LLP

AKIN GUMP STRAUSS HAUER & FELD, LLP

SCHEDULE I

Guarantors

Name of Guarantor	State of Jurisdiction and Type of Entity

Blue Rhino Global Sourcing, Inc.	Delaware corporation

Bridger Administrative Services II, LLC	Delaware limited liability company

Bridger Energy, LLC	Delaware limited liability company

Bridger Environmental, LLC	Texas limited liability company

Bridger Lake, LLC	Delaware limited liability company

Bridger Leasing, LLC	Louisiana limited liability company

Bridger Logistics, LLC	Louisiana limited liability company

Bridger Marine, LLC	Delaware limited liability company

Bridger Rail Shipping, LLC	Louisiana limited liability company

Bridger Real Property, LLC	Delaware limited liability company

Bridger Storage, LLC	Louisiana limited liability company

Bridger Swan Ranch, LLC	Delaware limited liability company

Bridger Terminals, LLC	Delaware limited liability company

Bridger Transportation, LLC	Louisiana limited liability company

J.J. Addison Partners, LLC	Texas limited liability company

J.J. Karnack Partners, LLC	Texas limited liability company

J.J. Liberty, LLC	Texas limited liability company

South C&C Trucking, LLC	Texas limited liability company